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                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                        AUTOMOTIVE ONE PARTS STORES, INC.



     I, Robert H. Gentry, III, being the President of Automotive One Parts Stores, Inc., a Florida corporation (the "Corporation" or the "Company"), hereby certifies:


     1. The name of the Corporation is Automotive One Parts Stores, Inc. The name under which the Corporation was incorporated on November 16, 1978 was "Automotive Parts Service of Florida, Inc." Pursuant to Articles of Amendment, effective October 19, 1982, the Corporation changed its name to Automotive I Parts Service, Inc. Thereafter, effective January 28, 1988 pursuant to a second set of Articles of Amendment, the Corporation changed its name again to "Automotive One Parts Stores, Inc."


     2. The text of the Articles of Incorporation is hereby amended and restated to read in its entirety as follows:


                                ARTICLE I - NAME

     The name of the Corporation is Automotive One Parts Stores, Inc.


                              ARTICLE II - PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act.


                         ARTICLE III - PRINCIPAL OFFICE

     The principal place of business and mailing address of the Corporation is P.O. Box 992, 701 West Church Street, Orlando, Florida 32802.



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                    ARTICLE IV - REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301. The name of its registered agent at that address is The Corporation Service Company.


                            ARTICLE V - CAPITAL STOCK

     The aggregate number of shares of capital stock which the Corporation has authority to issue is 25,000,000 shares, which shall consist of 20,000,000 shares of common stock, $.01 par value ("Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). Each share of common stock of this Corporation of the par value of $1.00 outstanding when this paragraph becomes effective, shall be reclassified as and changed into 23,600 fully paid and non-assessable common shares of $.01 par value (the "Reclassified Shares"), which shall be included in the 20,000,000 shares of Common Stock herein authorized. The stated capital applicable to the Reclassified Shares resulting from such reclassification and change of each such outstanding share shall, when this paragraph becomes effective, be the same as the stated capital then applicable to such outstanding share. No shareholder of any stock of this Corporation shall have preemptive rights. There shall be no cumulative voting by the shareholders of the Corporation.

     A. Common Stock. Subject to the preferential dividend rights applicable to shares of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Each share of Common Stock shall have one (1) vote on all matters that are submitted to shareholders for vote.

     B. Preferred Stock. The Preferred Stock may be issued by the Board of Directors, from time to time, in one or more series. Authority is hereby vested solely in the Board of Directors of the Corporation to provide, from time to time, for the issuance of Preferred Stock in one or more series and in connection therewith to determine without shareholder approval, the number of shares to be included and such of the designations, powers, preferences, and relative rights and the qualifications, limitations, and restrictions of any such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:



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          1. The designation and name of such series and the number of shares that shall constitute such series;

          2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

          3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

          4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

          5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefore are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

          6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation on shares of any other series or on the Common Stock;

          7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

          8. The extent of the voting powers, if any, of the shares of such series;

          9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

          10. Any other preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

          The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.




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          All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

          Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

                             ARTICLE VI - DIRECTORS


     A. Number and Term of Directors. The Corporation's Board shall consist of not less than three (3) nor more than nine (9) members, with the exact number to be fixed from time to time by resolution of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes, Class I, Class II and Class III with the directors of each class to be elected for a staggered term of three (3) years and to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. The number of directors elected to each class shall be as nearly equal in number as possible. The Board shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of directors in each class as nearly equal as possible.


     B. Director Vacancies. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Notwithstanding the provisions of any other Article herein, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy that exists on the Board for the balance of the unexpired term or terms. The Company's shareholders shall not, and shall have no power to, fill any vacancy on the Board.



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     C. Shareholder Nominations of Director Candidates. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section C; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at a special meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to notice in writing delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of such meeting is given to shareholders or made public, whichever first occurs. Nominations of persons for election at an annual meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Section C,



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and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


     D. Board Classification. Initial classes of the Board of Directors shall consist of the following members of the Board of Directors with terms expiring at the annual meeting of shareholders in the year indicated:

                Class I Directors                   Term Expiring
                -----------------                   -------------

                                                        1998
                ______________                          1998

                Class II   Director
                                                        1999
                _____________                           1999

                Class III Director
                                                        2000
                _____________                           2000


                              ARTICLE VII - BYLAWS

     The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to adopt, amend, or repeal such Bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board of Directors may be adopted, amended, or repealed only by the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding voting stock of the Corporation, voting as a single class.

                         ARTICLE VIII - INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by the laws of Florida, including, but not limited to Section 607.0850 of the Florida Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors of the Corporation, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Florida law, from and against any and all of the liabilities, expenses or other matters referred to or covered by said Section. The indemnification provisions contained in the Florida Business Corporation Act shall not be deemed exclusive of any other rights of which those indemnified may be entitled under any bylaw, agreement, resolution of shareholders or disinterested directors, or otherwise. No provision of these Amended and Restated Articles of Incorporation is



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intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Florida Business Corporation Act upon the Corporation, upon its shareholders, bondholders and security holders, or upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors, officers, employees and agents (and their heirs, executors and administrators) in the capacities defined and prescribed by the Florida Business Corporation Act and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Florida Business Corporation Act.


                       ARTICLE IX - SHAREHOLDERS' MEETINGS


     A. Call of Special Shareholders Meeting. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of not less than ten (10) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; (ii) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board; or (iii) the meeting is called by the Chairman of the Board of Directors. Only business within the purpose or purposes described in the special meeting notice required by Section
607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.


     B. Advance Notice of Shareholder-Proposed Business for Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the




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Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Section B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                        ARTICLE X - SHAREHOLDERS' ACTIONS

     After the date on which a Registration Statement, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for an initial offering of its Common Stock in an underwritten public offering, becomes effective and the shares described in such Registration Statement are sold, any action required or permitted to be taken at any annual or special meeting of stockholders of this Corporation may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of the Corporation's bylaws, and may not be taken by written consent of such stockholders.

                             ARTICLE XI - AMENDMENTS

     This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the stockholders is subject to this reservation; provided, however, notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of this Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Bylaws of this Corporation), the affirmative vote of the majority of the Directors or the holders of not less than two-thirds of the outstanding shares of this Corporation's voting stock shall be required to amend, repeal or adopt any provisions inconsistent with Articles VI or IX of these Articles of Incorporation, in addition to any affirmative vote required by law or these Articles of Incorporation with respect to any other shares of capital stock of this Corporation.

     1. The foregoing Amended and Restated Articles of Incorporation of this Corporation was duly approved by the Board of Directors by unanimous written consent, dated ______________, 1997.

     2. The total number of outstanding shares of this Corporation is ___________ shares of Common Stock. The foregoing Amended and Restated Articles of Incorporation of this Corporation was duly approved by written consent of the holders of a majority of the Corporation's issued and outstanding Common Stock, dated




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______________, 1997, representing the number of votes sufficient for approval of the Amended and Restated Articles of Incorporation.

     IN WITNESS WHEREOF, the undersigned has made and subscribed these Amended and Restated Articles of Incorporation this ____ day of May, 1997.


                                            AUTOMOTIVE ONE PARTS STORES, INC.



                                            By:
                                                -------------------------------
                                            Name:    Robert H. Gentry, III
                                            As its:  President









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